Exhibit 21.1

Crescent Energy Company Subsidiaries		Jurisdiction
1.	Bridge Energy Holdings LLC	Delaware
2.	Bridge Energy LLC	Delaware
3.	Bridge Energy Management LLC	Delaware
4.	CMP Legacy Co. LLC	Delaware
5.	CMP Venture Co. LLC	Delaware
6.	CMP Crescent Minerals I (Gray) LLC	Delaware
7.	Colt Admiral A Holding GP LLC	Delaware
8.	Colt Admiral A Holding L.P.	Delaware
9.	Contango AgentCo Onshore, Inc.	Delaware
10.	Contango Alta Investments, LLC	Delaware
11.	Contango Crescent Renee LLC	Delaware
12.	Contango Crescent VentureCo I LLC	Delaware
13.	Contango Midstream Company, LLC	Delaware
14.	Contango Oil & Gas Management LLC	Delaware
15.	Contango Resources, LLC	Delaware
16.	Contaro Company, LLC	Delaware
17.	Crescent Conventional LLC	Delaware
18.	Crescent Energy Finance LLC	Delaware
19.	Crescent Energy OpCo LLC	Delaware
20.	Crescent Minerals Partners Management LLC	Delaware
21.	DMA Royalty Investments L.P.	Delaware
22.	EIGF Minerals GP LLC	Delaware
23.	EIGF Minerals L.P.	Delaware
24.	Falcon Holding L.P.	Delaware
25.	FourPass Energy LLC	Delaware
26.	IE Buffalo Holdings LLC	Delaware
27.	IE Buffalo Minerals LLC	Delaware
28.	IE L Merger Sub LLC	Delaware
29.	Independence Energy Management LLC	Delaware
30.	Independence Minerals GP LLC	Delaware
31.	Independence Minerals Holdings LLC	Delaware
32.	Independence Minerals L.P.	Delaware
33.	Independence Upstream GP LLC	Delaware
34.	Independence Upstream Holdings GP LLC	Delaware
35.	Independence Upstream Holdings L.P.	Delaware
36.	Independence Upstream L.P.	Delaware
37.	Javelin EF Aggregator L.P. fka Venado EF Aggregator L.P.	Delaware
38.	Javelin EF GP LLC fka Venado EF GP LLC	Delaware
39.	Javelin EF L.P. fka Venado EF L.P.	Delaware
40.	Javelin EFA GP LLC fka Venado EFA GP LLC	Delaware
41.	Javelin EFA Holdings LLC fka Venado EFA Holdings LLC	Delaware
42.	Javelin Energy Partners Management LLC	Delaware
43.	Javelin Marketing, LLC fka Venado Marketing, LLC	Delaware
44.	Javelin Oil & Gas, LLC fka Venado Oil & Gas, LLC	Delaware
45.	Javelin Palo Verde Aggregator L.P. fka Palo Verde Aggregator L.P.	Delaware

Crescent Energy Company Subsidiaries		Jurisdiction
46.	Javelin Palo Verde GP LLC fka VOG Palo Verde GP LLC	Delaware
47.	Javelin Palo Verde LP fka VOG Palo Verde LP	Delaware
48.	Javelin Uinta LLC	Texas
49.	Javelin VentureCo LLC	Delaware
50.	Madden AgentCo Inc.	Delaware
51.	Madden AssetCo LLC	Delaware
52.	Mineral Acquisition Company I, LP	Delaware
53.	Newark Acquisition GP I LLC	Delaware
54.	Newark Acquisition I L.P.	Delaware
55.	Newark C-I Holding L.P.	Delaware
56.	Newark Holding Agent Corp.	Delaware
57.	Renee Acquisition LLC	Delaware
58.	Renee C-I Holding Agent Corp.	Delaware
59.	Renee C-I Holding L.P.	Delaware
60.	Renee Holding GP LLC	Delaware
61.	Springfield GS Holdings LLC	Delaware
62.	Sunrise Independence WI AgentCo Inc.	Delaware
63.	Titan Energy Holdings L.P.	Delaware
64.	Vine Royalty GP LLC	Delaware
65.	Vine Royalty L.P.	Delaware